UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

IDW Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34355	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-438-3385

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 25, 2023, the Board of Directors (the “Board”) of IDW Media Holdings, Inc. (the “Company”) approved a reduction in force with respect to approximately 28 employees, or 39% of its current workforce. The Board has elected to take these actions to preserve capital and put the Company in a better position possible to unlock value from its assets, including its intellectual property and ability to generate new intellectual property. On April 27, 2023, the Company notified the relevant employees of this reduction in force, which was expected to be completed on the same day.

The reduction in force and other steps, after the effect of backfilling certain positions, is expected to deliver approximately $4.4 million in annual savings and will result in approximately $0.9 million in severance and related costs to be recognized in the second quarter of fiscal 2023. The Company may incur additional expenses not currently contemplated due to events associated with the reduction in force. The annualized cost savings are estimates and subject to a number of assumptions, and actual results may differ materially.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 27, 2023, the Company announced its intention to voluntarily delist its Class B common stock, par value $0.01 (its “Class B Common Stock”), from the NYSE American (the “Exchange”) and to deregister its Class B Common Stock under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its Securities and Exchange Commission (“SEC”) reporting obligations under Section 15(d) of the Exchange Act.

The Company has notified the Exchange of its intent to voluntarily delist its Class B Common Stock from the Exchange. The Company currently anticipates that it will file with the SEC a Form 25 relating to the delisting of its Class B Common Stock on or about May 8, 2023, and anticipates that the delisting of its Class B Common Stock will become effective on or about May 18, 2023.

The Company intends to apply to have its Class B Common Stock quoted on the OTCQB Venture Market on the OTC Markets; however, there can be no assurances that its Class B Common Stock will be approved, or will continue, to be traded on such market.

Following the delisting of its Class B Common Stock on the Exchange, the Company plans to file a Form 15 to deregister its Class B Common Stock under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act, as its Company’s Class B Common Stock is held by less than 300 stockholders of record. The Company is taking this further action in order to reduce legal, accounting and administrative costs associated with being an SEC-reporting company and allow management to increase its focus on improving performance by reducing time and money spent in complying with applicable SEC reporting requirements.

The Company intends to continue to provide periodic financial information, including continuing to engage an independent public accounting firm to perform an annual audit of the Company’s financial statements. Assuming that its Class B Common Stock is quoted on the OTCQB Venture Market, the Company intends to provide financial and other business information under the OTC Market’s alternative reporting standards.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          Effective April 27, 2023, the Board removed Allan Grafman from his position as the Chief Executive Officer of the Company, as well as an ex officio (non-voting) director of the Company. The Company and Mr. Grafman are currently discussing the terms of his separation.

Effective April 27, 2023, the Board removed Brooke Feinstein from her position as the Chief Financial Officer of the Company.  The Company and Ms. Feinstein are currently finalizing the terms of her separation.

(c)          Effective April 27, 2023, the Board elected Davidi Jonas as the Chief Executive Officer of the Company. Davidi Jonas will retain his positions as Executive Chairman, and as Vice Chairman of the Board of Directors of the Company. Davidi Jonas is the son of Howard S. Jonas, the Company’s Chairman and Chairman of the Board. Other than this father / son relationship there is no familial relationship between Davidi Jonas and any director or other executive officer of the Company and no related person transactions to which Davidi Jonas is a party. There is no arrangement or understanding between Davidi Jonas and any other person, pursuant to which Davidi Jonas was selected as an officer of the Company. Except as described herein, Davidi Jonas is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Davidi Jonas, age 36, has been a director and Executive Chairman (an Executive Officer position) of the Company since March 2023. Mr. Jonas previously served as the Company’s Chief Strategy Officer from December 2018 until January 2020. Davidi Jonas served as Chief Executive Officer, President and Director of Straight Path Communications Inc. (NYSE American: STRP) from April 2013 until February 28, 2018, and served as Chairman of the Board of Straight Path Communications Inc. from August 1, 2013 until February 28, 2018.

The Company and Davidi Jonas are engaged in discussions regarding his compensation for serving as the Company’s Chief Executive Officer.

Effective April 27, 2023, the Board elected Amber Huerta as the Chief Operating Officer of the Company. There are no arrangements or understandings between Ms. Huerta and any other person pursuant to which Ms. Huerta was selected as an officer of the Company. Ms. Huerta has not entered into any related person transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Huerta, age 43, has over 20 years of human resource experience, achieving employment law and SHRM-SCP designations. From July 2021 to present, Ms. Huerta served as Senior Vice President, People and Organizational Development of the Company, during which time she was responsible for IDW’s overall human resources strategy, talent acquisition, leadership development, diversity and inclusion, organizational design, employee relations, compensation and benefits, and organizational design. Prior to IDW, from July 2019 to July 2021, Ms. Huerta served as the Head of HR at Rapid Logistics, where she was responsible for strategizing, developing, and implementing all culture, employee engagement, and organizational development initiatives, servicing over 500 employees. Ms. Huerta is an active member of the national and local chapters of the Society of Human Resource Management and currently serves on several senior HR roundtables in Los Angeles, CA.

Item 7.01 Regulation FD Disclosure.

On April 27, 2023, the Company issued a press release announcing the reduction in force, the delisting and deregistration of its Class B Common Stock, the departure of Allan Grafman as Chief Executive Officer, the departure of Brooke Feinstein as Chief Financial Officer, the appointment of Davidi Jonas as the Chief Executive Officer and the appointment of Amber Huerta as Chief Operating Officer, as described above. A copy of this press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press release announcing the reduction in force, the delisting and deregistration of its Class B Common Stock, the departure of Allan Grafman as Chief Executive Officer, the departure of Brooke Feinstein as Chief Financial Officer, the appointment of Davidi Jonas as the Chief Executive Officer of the Company, and the appointment of Amber Huerta as Chief Operating Officer.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Davidi Jonas
Name:	Davidi Jonas
Title:	Chief Executive Officer

Dated: April 27, 2023

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release announcing the reduction in force, the delisting and deregistration of its Class B Common Stock, the departure of Allan Grafman as Chief Executive Officer, the departure of Brooke Feinstein as Chief Financial Officer, the appointment of Davidi Jonas as the Chief Executive Officer of the Company, and the appointment of Amber Huerta as Chief Operating Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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